EXHIBIT 10-A
------------
(Carlyle-XIII)


              Notice to Purchase Limited Partnership Interest
                  of 237/1290 Upper Tier Associates, L.P.
                          in 1290 Partners, L.P.



                               March 2, 2001


     Reference is made to Section 12.2 of the Limited Partnership
Agreement, dated as of November 22, 1999 (the "Partnership Agreement"), of 1290 Partners, L.P. (the "Partnership"). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Partnership Agreement.

     Pursuant to Section 12.2 of the Partnership Agreement, 1290 GP Corp., the general partner of the Partnership (the "General Partner"), hereby gives notice to 237/1290 Upper Tier Associates, L.P. (the "Limited Partner") of its intention to cause its designee (Metropolis Realty Trust, Inc,) to purchase the limited partnership interest (the "Interest") of the Limited Partner in the Partnership on Friday, March 23, 2001 ("Closing Date").

     Section 12.2 of the Partnership Agreement provides that the consideration to be paid by the General Partner for the Interest shall be an amount equal to the greater of (x) the amount that would be distributed to the Limited Partner (the "Limited Partner Distribution Amount") upon the winding up of the Partnership in accordance with Section 14.2 of the Agreement (after repaying all debt encumbering the Property) if the Property was sold (and all proceeds therefrom were distributed to the partners of the Partnership in accordance with such section) for a cash amount equal to the quotient of (A) the product of two times the Property's net operating income for the period of January 1, 2000 through June 30, 2000 and (B) 0.12, and (y) $1,414,141.00.

     Attached hereto as EXHIBIT A is a calculation of the Limited Partner Distribution Amount reviewed as to accuracy by Deloitte & Touche LLP. Since the Limited Partner Distribution Amount is less than $1.414,141.00, in accordance with Section 12.2 of the Partnership Agreement, the General Partner shall pay to the Limited Partner on the Closing Date in consideration for the Interest $1,414,141.00 by wire transfer of immediately available funds to an account designated by the Limited Partner. PLEASE PROVIDE US WITH THE ACCOUNT NUMBER AND OTHER RELEVANT WIRE TRANSFER INFORMATION.

     On the Closing Date, the General Partner will also cause to be released to the Limited Partner any collateral held by the General Partner as security for the Limited Partner's obligations under the Partnership Agreement by LaSalle Bank.

     The form of assignment pursuant to which the Limited Partner shall transfer the Interest to the General Partner's designee is attached hereto for your reference as EXHIBIT B.



                              1290 GP Corp.


                              By:   /s/ Andrew Cohen
                                    ------------------------------
                                    Name:   Andrew Cohen
                                    Title:  Vice President

                                 EXHIBIT A



                 INDEPENDENT ACCOUNT'S REPORT ON APPLYING
                          AGREED-UPON PROCEDURES




To the Board of Directors
1290 GP Corp.
c/o Capital Trust, Inc.
410 Park Avenue
New York, New York


We have performed the procedures enumerated below, which were agreed to by 1290 GP Corp. (the "Company"), the general partner of the 1290 Partners, L.P. (the "Partnership"), solely to assist you with respect to the determination of the purchase price (the "Purchase Price Amount") for the limited partnership interests 237/1290 Upper Tier Associates, L.P. (the "Limited Partner") in the Partnership. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified parties. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

The procedures that we performed and our findings are as follows:

1. We obtained a copy of the 1290 Partners, L.P. amended and restated partnership agreement (the "Agreement") dated November 22, 1999.

2. We read section 12.2A of the Agreement regarding the Company's purchase right. The Agreement states that "the General Partner shall have the continuing right (the "Purchase Right"), to acquire or cause its designee to acquire the partnership interest of the Limited Partner, free and clear of any liens, restrictions and encumbrances, for an amount (the "Purchase Price Amount") equal to the greater of (x) the amount that would be distributed to the Limited Partner pursuant to Section 14.2 of the Agreement (after repaying all debt encumbering the Property) if the Property were sold (and all proceeds therefrom were distributed to the Partners in accordance with such section) for a cash amount equal to the quotient of (A) the product of two times the Property's Net Operating Income for the period of January 1, 2000 through June 30, 2000 and (B) 0.12 (the "Formula Price"), and (y) $1,414,141."

3. We read section 2 of the Agreement regarding the definition of Net Operating Income. The Agreement states that "Net Operating Income for any period means the amount equal to (a) the Partnership's GAAP Net Income for such fiscal year, plus, (b) the sum, without duplication (and only to the extent such amounts are deducted from revenues in determining such GAAP net income), of (i) the interest expense for such period of the Partnership, and (ii) the real estate related depreciation and amortization expenses for such period of the Partnership in respect of the Property."

4. We read section 14.2 and Exhibit A of the Agreement regarding the allocation of distributions in connection with a capital transaction or liquidation of the Partnership. The Agreement states that "Allocation of Net Income or Net Loss (or items thereof) in connection with a capital transaction or liquidation of the Partnership shall first be made so that, to the extent possible, the General Partner's Capital Account balance is $1, the Capital Account balance of Metropolis Realty Trust Inc. ("Metropolis") is $274,375,365 and the Limited Partner's Capital Account is equal to $100,000, and the remainder of such net income or net loss (or item thereof) shall be allocated to the Partners in a manner that result in the capital account of each partner being equal to the distribution to which each such partner is entitled pursuant to paragraph 4 of this Exhibit A."

5. We obtained a copy of the Partnership's financial statements for the six months ended June 30, 2000.

6.    We obtained a copy of the Schedule of Purchase Price Amount
Calculation (the "Schedule") from the Company.  (Attached as Appendix A.)

7. We agreed the elements of the Schedule to the provisions in section 12.2A of the Agreement regarding the Company's Purchase Right and noted no differences.

8. We agreed the elements of the Net Operating Income calculation used in the Schedule to the definition set forth in section 2 of the Agreement and noted no differences.

9. We compared financial information used in the Schedule to the Partnership's financial statements for the six months ended June 30, 2000, including GAAP net income, interest expense, depreciation and amortization expenses and mortgage payable and noted no differences.

10. We recalculated the net operating income, the hypothetical sale price and the amount distributable in the Schedule and noted no differences.

11. We agreed the elements of the limited partner allocation percentage set forth in the Schedule to the provisions in section 14.2 and Exhibit A of the Agreement and noted no differences.

12. We recalculated the limited partner allocation percentage in the Schedule and noted no differences.

13. We recalculated the Formula Price in the Schedule and noted no differences.

14. We recalculated the Purchase Price Amount by comparing the Formula Price to $1,414,141 and noted no differences.

We were not engaged to, and did not; perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the specified parties listed above and is not intended to be and should not be used by anyone other than these specified parties.


February 19, 2001

                                APPENDIX A

               Schedule of Purchase Price Amount Calculation



Calculation:

GAAP net income for 6 months ended June 30, 2000         $  3,304,698

Add back:
Interest expense                                         $  7,921,075
Depreciation and amortization expenses                   $ 18,211,548
                                                         ------------

Net operating income                                     $ 29,437,321

Multiplied by 2                                          X          2

Divided by 0.12                                          /       0.12
                                                         ------------

1290 hypothetical sales price                            $490,622,017

Less:  Mortgage payable as of June 30, 2000              $425,000,000
                                                         ------------

Amount distributable                                     $ 65,622,017

Limited partner allocation percentage                           0.04%

Formula Price                                            $     23,908



Since the Formula Price is less than $1,414,141, the Purchase Price Amount to be paid to the Limited Partner for its interest in the Partnership will be $1,414,141.

                                 EXHIBIT B



                                ASSIGNMENT


            This ASSIGNMENT is made this 23rd day of March, 2001, from 237/1290 Upper Tier Associates, L.P. ("Assignor") to Metropolis Realty Trust, Inc. ("Assignee").

            The parties hereto have entered into this Assignment pursuant to Section 12.2 of the Limited Partnership Agreement, dated as of November 22, 1999 (the "Partnership Agreement"), of 1290 Partners, L.P., a Delaware limited partnership (the "Partnership").

            Assignor, for $1,414,141.00, the receipt and sufficiency of which is hereby acknowledged, hereby grants, sells, assigns, transfers and conveys, free and clear of any and all liens, claims, encumbrances and pledges, to Assignee all of Assignor's right, title and interest in and to its limited partnership interest (the "Interest") in the Partnership including, without limitation, all rights to receive distributions of money, profits and other assets of or relating to the Partnership, presently existing or hereafter arising or accruing, TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns forever. From and after the date hereof, Assignor shall have no rights or interest whatsoever in the Interest.

            Assignee hereby accepts the assignment of the Interest and assumes and agrees to be bound by and perform its obligations under the Partnership Agreement applicable to the Interest with respect to obligations arising hereafter.


            IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first above made.


                              ASSIGNOR:

                              237/1290 UPPER TIER ASSOCIATES, L.P.

                              By:   237/1290 Upper Tier GP Corp.,
                                    its general partner


                                    By:
                                          ------------------------------
                                          Name:
                                          Title:



                              ASSIGNEE:

                              METROPOLIS REALTY TRUST, INC.


                              By:
                                    ------------------------------
                                    Name:
                                    Title: